                                                                      Exhibit 11
                         BRISTOL RETAIL SOLUTIONS, INC.
                     Computation of Income (Loss) per Share

                                                                            (Successor)                  (Predecessor)
                                                                                   Three Months Ended June 30,
                                                                               1997                           1996
                                                                      ------------------------       ------------------------
PRIMARY LOSS PER SHARE
        Net income (loss)                                              $             (773,228)        $                9,878
                                                                      ========================       ========================
        Weighted average number of common shares outstanding
           during the period                                                        5,001,932                          1,020
        Effect of stock options and warrants treated as common
           stock equivalents under the treasury stock method                             - -                            - -
                                                                      ------------------------       ------------------------
             Total shares                                                           5,001,932                          1,020
                                                                      ========================       ========================
Primary income (loss) per share                                                       $ (0.15)        $                 9.68
                                                                      ========================       ========================

FULLY DILUTED EARNINGS PER SHARE
        Net income (loss)                                              $             (773,228)        $                9,878
                                                                      ========================       ========================
        Weighted average number of common shares outstanding
           during the period                                                        5,001,932                          1,020
        Effect of stock options and warrants treated as common
           stock equivalents under the treasury stock method                              - -                            - -
                                                                      ------------------------       ------------------------
             Total shares                                                           5,001,932                          1,020
                                                                      ========================       ========================
Fully diluted income (loss) per share                                  $                (0.15)        $                 9.68
                                                                      ========================       ========================

                                                                      EXHIBIT 11
                         BRISTOL RETAIL SOLUTIONS, INC.
                          Computation of Loss per Share

                                                                          (Successor)                  (Predecessor)
                                                                                  Six Months Ended June 30,
                                                                             1997                           1996
                                                                    ------------------------       ------------------------
PRIMARY LOSS PER SHARE
        Net loss                                                      $          (1,208,214)         $              (6,948)
                                                                    ========================       ========================
        Weighted average number of common shares outstanding
           during the period                                                      4,874,501                          1,010
        Effect of stock options and warrants treated as common
           stock equivalents under the treasury stock method                            - -                            - -
                                                                    ------------------------       ------------------------
             Total shares                                                         4,874,501                          1,010
                                                                    ========================       ========================
Primary loss per share                                                $               (0.25)         $               (6.88)
                                                                    ========================       ========================

FULLY DILUTED EARNINGS PER SHARE
        Net loss                                                      $          (1,208,214)         $              (6,948)
                                                                    ========================       ========================
        Weighted average number of common shares outstanding
           during the period                                                      4,874,501                          1,010
        Effect of stock options and warrants treated as common
           stock equivalents under the treasury stock method                            - -                            - -
                                                                    ------------------------       ------------------------
             Total shares                                                         4,874,501                          1,010
                                                                    ========================       ========================
Fully diluted loss per share                                          $               (0.25)         $               (6.88)
                                                                    ========================       ========================